EXHIBIT 11
                                                                  Page 1 of 3
                       SHARED TECHNOLOGIES INC.
                Computation of Earnings Per Share and
            Weighted Average Number of Shares Outstanding
                For the Period Ended December 31, 1991

                                                        Percentage
                            Shares                        of Year       Weighted
Date Issued                 Issued                      Outstanding     Average
- -----------------        -------------            -------------  --------
January 1, 1991............ 3,704,107                     100.00%      3,704,107
                        ---------
                            3,704,107
January 9, 1991............     1,125                      97.81           1,100
                        ----------
                            3,705,232
February 15, 1991..........     7,500                      87.67           6,575
                        ----------
                            3,712,732
March 4, 1991..............       583                      83.01             484
                        ---------
                            3,713,315
March 12, 1991.............       750                      80.82             606
                        ---------
                            3,715,065
March 12, 1991.............    14,375                      80.82          11,618
                       -----------
                            3,728,440
May 1, 1991................       500                      67.12             336
                       -----------
                            3,728,940
May 13, 1991...............       875                      63.84             559
                       -----------
                            3,729,815
May 17, 1991...............     4,667                      62.74           2,928
                       -----------
                            3,734,482
September 5, 1991..........     6,250                      32.33           2,021
                      -------------                                   ---------
                            3,740,732                                  3,730,334
                           ==========                                 ==========

      Net Income (Loss) Per Common Share:
      Net Loss Applicable to Common Stock
          For the Year Ended December 31, 1991         $(5,923,483)
                                                       ------------ = $(1.59)
      Weighted Average Number of Shares Outstanding      3,730,334

          The above shares have been restated to reflect the September 1992 one-for-four reverse stock split.


                                                                     EXHIBIT 11
                                                                    Page 2 of 3
                       SHARED TECHNOLOGIES INC.
                Computation of Earnings Per Share and
            Weighted Average Number of Shares Outstanding
                For the Period Ended December 31, 1992

                                                   Percentage of       Weighted
Date Issued              Shares Issued             Year Outstanding     Average
- ---------------          -----------------            --------------  --------
January 1, 1992............ 3,740,732                     100.00%      3,740,732
                    ---------------
                            3,740,732
April 8, 1992..............    19,014                      73.22          13,922
                    ---------------
                            3,759,745
May 22, 1992...............       471                      61.20             288
                    ----------------
                            3,760,217
September, 22, 1992........    80,000                      27.60          22,077
                    ----------------
                            3,840,217
September 23, 1992.........   466,250                      27.32         127,391
                    ----------------
                            4,306,467
September 24, 1992.........   306,750                      27.05          82,973
                    ----------------
                            4,613,217
September 25, 1992.........   100,000                      26.78          26,776
                    -----------------
                            4,713,217
September 30, 1992.........   151,850                      25.41          38,585
                    -----------------
                            4,865,067
October 1, 1992............     1,313                      25.14             330
                    -----------------
                            4,866,379
October 15, 1992...........     2,625                      21.31             559
                    -----------------
                            4,869,004
November 25, 1992..........    28,042                      10.11           2,835
                    -----------------
                            4,897,046
November 30, 1992..........    12,554                       8.74           1,098
                    -----------------
                            4,909,600
December 14, 1992..........   100,000                       4.92           4,918
                    -----------------
                            4,009,600
December 31, 1992..........    82,596                       0.27             226
                    -----------------                                -----
                            5,092,197
     Weighted Average Common Shares Outstanding                        4,062,710

     Net Income Per Common Share:
        Net Income Applicable to Common Stock

        For the Year Ended December 31, 1992           $2,389,821
                                                       ----------- = $ .59
        Weighted Average Number of Shares Outstanding   4,062,710

The above shares reflect the September 1992 one-for-four reverse stock split.

                                                                     EXHIBIT 11
                                                                    Page 3 of 3

                       SHARED TECHNOLOGIES INC.
                Computation of Earnings Per Share and
            Weighted Average Number of Shares Outstanding
                For the Period Ended December 31, 1993

                                                        Percentage
                            Shares                        of Year       Weighted
Date Issued                 Issued                      Outstanding     Average

January 1, 1993............ 5,092,197                     100.00%      5,092,197
                        ----------
                            5,092,197
January 15, 1993...........     5,000                      96.16           4,808
                            ----------
                            5,097,197
April 22, 1993.............    10,000                      69.59           6,959
                            ----------
                            5,107,197
June 18, 1993..............    34,152                      53.97          18,432
                            ----------
                            5,141,349
September 15, 1993.........     9,467                      29.59           2,801
                            ----------
                            5,150,816
October 5, 1993............    13,793                      24.11           3,325
                            ----------
                            5,164,609
October 29, 1993...........    20,000                      17.53           3,507
                            ----------
                            5,184,609
December 15, 1993..........     5,728                       4.66             267
                            ----------                              -------
                            5,190,337                                  5,132,296

     Net Income Per Common Share:

     Net Loss For the Period Ended December 31, 1993   $ (204,476)
                                                       ----------- = $(.04)
     Weighted Average Number of Shares Outstanding     5,132,296

<EX-21>
                                     EXHIBIT 21



     The following table indicates the subsidiaries and partnerships owned by the Company.


Shared Technologies Cellular, Inc.+. . . . . . . . . . .a Delaware corporation

Multi-Tenant Services, Inc.++. . . . . . . . . . . .  . a Delaware corporation

SafeCall, Inc.+. . . . . . . . . . . .  . . . . . . . . a Delaware corporation

Financial Place Communications Company*. . . . an Illinois general partnership

LaSalle Communications Company**. . . . . . . .an Illinois general partnership

North Pier Communications Company**. . . . . . an Illinois general partnership

Boston Telecommunications Group, Inc.+
     d/b/a Boston Telecommunications Company. . . .a Massachusetts corporation

Event Cellular, Inc.***. . . . . . . . . . . . . . . . .a Delaware corporation

STI CityPlace, Inc.+***. . . . . . . . . . . . . . . . .a Delaware corporation

STI Washington, Inc.+***. . . . . . . . . . . . . . . . a Delaware corporation

- ----------------------------

  + a majority-owned subsidiary of Shared Technologies Inc.
 ++ a wholly-owned subsidiary of Shared Technologies Inc.
  * The Company is a 99% equity owner of Financial Place Communications
    Company
 ** The Company is a 50% joint venture partner of LaSalle Communications
    Company and North Pier Communications Company
*** This entity is in the process of being dissolved.